EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227647) and Form S-8 (No. 333-220627 and No. 333-227174) of Oasis Midstream Partners LP of our report dated March 8, 2021 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 8, 2021